UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2011 (May 26, 2011)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On May 26, 2011, Genesco Inc. issued a press release announcing its fiscal first quarter earnings and other results of operations. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
On May 26, 2011, Genesco Inc. also posted on its website, www.genesco.com, commentary by its chief financial officer on the quarterly results. A copy of the commentary is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the press release and commentary furnished herewith contain non-GAAP financial measures, including adjusted selling, general and administrative expense, operating earnings, pretax earnings, earnings from continuing operations and earnings per share from continuing operations, as discussed in the text of the release and commentary and as detailed on the reconciliation schedule attached to the press release and commentary. For consistency and ease of comparison with Fiscal 2012’s previously announced earnings expectations and the adjusted results for the prior period announced last year, neither of which reflected the adjustments, the Company believes that disclosure of the non-GAAP expense and earnings measures will be useful to investors.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
     The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press Release, dated May 26, 2011, issued by Genesco Inc.

99.2	Genesco Inc. First Quarter Ended April 30, 2011 Chief Financial Officer’s Commentary

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: May 26, 2011	By: Name:	/s/ Roger G. Sisson Roger G. Sisson
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated May 26, 2011

99.2	Genesco Inc. First Quarter Ended April 30, 2011 Chief Financial Officer’s Commentary